Exhibit (h)(58)

Amendment to the

Amended and Restated Financial Accounting Services Agreement

This is an amendment (the “Amendment”) to the Amended and Restated Financial Accounting Services Agreement, dated December 13, 2004 (the “Agreement”) entered into among Calamos Advisors LLC and the parties listed in Schedule I thereto.

In consideration of the mutual agreements and covenants contained herein, the parties agree to the following amendments to the Agreement:

(1)	Schedule I of the Agreement is hereby deleted and replaced with the attached Schedule I; and

(2)	All other terms of the Agreement shall remain in full force and effect. If the terms of the Agreement and this Amendment conflict, then the terms of the Amendment shall control.

This Amendment shall be effective as of December 19, 2013.

CALAMOS ADVISORS LLC By: /s/ Nimish S. Bhatt Name: Nimish S. Bhatt Title: Senior Vice President, Chief Financial Officer, and Head of Fund Administration	CALAMOS INVESTMENT TRUST, on behalf of itself and each series thereunder By: /s/ J. Christopher Jackson Name: J. Christopher Jackson Title: Secretary

CALAMOS ADVISORS TRUST By: /s/ J. Christopher Jackson Name: J. Christopher Jackson Title: Secretary	CALAMOS CONVERTIBLE OPPORTUNITIES AND INCOME FUND By: /s/ J. Christopher Jackson Name: J. Christopher Jackson Title: Secretary

CALAMOS CONVERTIBLE AND HIGH INCOME FUND By: /s/ J. Christopher Jackson Name: J. Christopher Jackson Title: Secretary	CALAMOS STRATEGIC TOTAL RETURN FUND By: /s/ J. Christopher Jackson Name: J. Christopher Jackson Title: Secretary

CALAMOS GLOBAL TOTAL RETURN FUND By: /s/ J. Christopher Jackson Name: J. Christopher Jackson Title: Secretary	CALAMOS GLOBAL DYNAMIC INCOME FUND By: /s/ J. Christopher Jackson Name: J. Christopher Jackson Title: Secretary

SCHEDULE I

Calamos Investment Trust, a Massachusetts business trust

Calamos Convertible Fund

Calamos Growth and Income Fund

Calamos Market Neutral Income Fund

Calamos Growth Fund

Calamos Global Growth and Income Fund

Calamos High Income Fund

Calamos Value Fund

Calamos Focus Growth Fund

Calamos International Growth Fund

Calamos Global Equity Fund

Calamos Total Return Bond Fund

Calamos Evolving World Growth Fund

Calamos Discovery Growth Fund

Calamos Long/Short Fund

Calamos Dividend Growth Fund

Calamos Mid Cap Growth Fund

Calamos Emerging Market Equity Fund

Calamos Advisors Trust, a Massachusetts business trust

Calamos Growth and Income Portfolio

Calamos Convertible Opportunities and Income Fund, a Delaware statutory trust

Calamos Convertible and High Income Fund, a Delaware statutory trust

Calamos Strategic Total Return Fund, a Delaware statutory trust

Calamos Global Total Return Fund, a Delaware statutory trust

Calamos Global Dynamic Income Fund, a Delaware statutory trust